UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2012

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 9, 2012, First Place Financial Corp. (the “Company”) issued a press release announcing the appointment of David G. Cogswell as the Chief Credit Officer of First Place Bank, the Company’s wholly-owned subsidiary (the “Bank”). The appointment is effective as of July 23, 2012, on an interim basis and is subject to the final non-objection from the Office of the Comptroller of the Currency, the Bank’s primary regulator.

Mr. Cogswell comes to the Bank with more than 25 years of banking experience, including serving as Chief Credit and Risk Officer for Mutual Bank in Illinois, Chief Credit Officer for American Home Bank of Chicago and Chief Operating Officer for Ameribank in Florida. He received his Bachelor of Arts in Economics from Dartmouth College.

The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: July 9, 2012	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer